UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

THE ZWEIG FUND, INC.

THE ZWEIG TOTAL RETURN FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

900 Third Avenue, New York, New York 10022

February 27, 2009

DEAR SHAREHOLDER:

You are cordially invited to attend the Joint Annual Meeting of Shareholders of The Zweig Fund, Inc. (“ZF”) and The Zweig Total Return Fund, Inc. (“ZTR”) (collectively, the “Funds”) to be held on Tuesday, May 5, 2009, at 10:00 A.M. at the offices of Katten Muchin Rosenman LLP, located at 575 Madison Avenue (between 56th and 57th Streets), 11th Floor, New York, New York 10022.

Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting and Proxy Statement. This meeting will give you an opportunity to hear a report on the Funds and to discuss other matters of interest to you as a shareholder.

We hope that you will be able to attend the meeting. Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card or cards to assure that your shares are represented at the meeting. Please return all proxy cards that you may receive from the Funds.

On behalf of the Boards of Directors of ZF and ZTR, I extend our appreciation for your continued support.

GEORGE R. AYLWARD,

Chairman of the Board and President of

The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

The Boards of Directors of ZF and ZTR unanimously recommend that shareholders vote:

FOR the two nominees for election as Directors.

The Board of Directors of ZTR unanimously recommends that shareholders vote:

AGAINST the proposal to convert ZTR to an open-end investment company.

The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

900 Third Avenue, New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2009

TO THE SHAREHOLDERS:

This Joint Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Boards of Directors of The Zweig Fund, Inc., a Maryland corporation (“ZF”), and The Zweig Total Return Fund, Inc., a Maryland corporation (“ZTR”), for use at the Joint Annual Meeting of Shareholders to be held at the offices of Katten Muchin Rosenman LLP, located at 575 Madison Avenue (between 56th and 57th Streets), 11th Floor, New York, New York 10022, on Tuesday, May 5, 2009 at 10:00 A.M. and at any and all adjournments or postponements thereof (the “Meeting”), for the following purposes:

1.	ELECT DIRECTORS:

•	With respect to ZF, to elect two Directors to serve until the Annual Meeting of Shareholders in 2012 and until their successors are elected and duly qualify.
•	With respect to ZTR, to elect two Directors to serve until the Annual Meeting of Shareholders in 2012 and until their successors are elected and duly qualify.

2.	PROPOSAL REGARDING CONVERSION OF ZTR TO AN OPEN-END INVESTMENT COMPANY:

With respect to ZTR, to vote on a proposal pursuant to ZTR’s Articles of Incorporation to convert ZTR to an open-end investment company and to adopt an amendment and restatement of the Articles of Incorporation to effectuate the proposal.

3.	OTHER BUSINESS:

In the discretion of the proxies with respect to such other business as may properly come before the Meeting.

Shareholders of record of ZF and/or ZTR at the close of business on February 12, 2009 are entitled to notice of, and will be entitled to vote at, the Meeting. The enclosed Proxy is being solicited on behalf of the Boards of Directors.

By Order of the Boards of Directors of

The Zweig Fund, Inc. and The Zweig Total Return Fund, Inc.

GEORGE R. AYLWARD,

Chairman of the Board and President

New York, New York

February 27, 2009

IMPORTANT:

You are invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, you are requested to complete, date and sign the enclosed proxy card(s) and return it promptly in the envelope provided, which is addressed for your convenience to each Fund of which you are a shareholder and requires no postage if mailed in the United States. Your prompt return of the enclosed proxy card may save the Funds the necessity and expense of further solicitations to assure a quorum at the Meeting. A Proxy will not be required for admission to the Meeting.

The Zweig Fund, Inc.

The Zweig Total Return Fund, Inc.

900 Third Avenue, New York, New York 10022

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2009

This Joint Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Boards of Directors of The Zweig Fund, Inc., a Maryland corporation (“ZF”), and The Zweig Total Return Fund, Inc., a Maryland corporation (“ZTR”), for use at the Joint Annual Meeting of Shareholders to be held at 575 Madison Avenue (between 56th and 57th Streets), 11th Floor, New York, New York 10022, on Tuesday, May 5, 2009 at 10:00 A.M., and at any and all adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting dated February 27, 2009.

The Meeting is scheduled as a joint meeting of the respective shareholders of ZF and ZTR (collectively, the “Funds” and each a “Fund”) because the shareholders of both Funds are expected to consider and vote on a similar proposal with respect to the election of Directors. In addition, the shareholders of ZTR are expected to consider and vote upon a proposal to convert ZTR to an open-end investment company, which the Board of Directors of ZTR unanimously recommends that shareholders of ZTR vote against, for the reasons explained below. The Boards of Directors of the Funds have determined that the use of a joint proxy statement for the Meeting is in the best interest of the shareholders of both Funds. In the event that any shareholder of a Fund present at the Meeting objects to the holding of a joint meeting and moves for adjournment of such Fund’s meeting to immediately after the Meeting, so that such Fund’s meeting may be held separately, the persons named as proxies will vote in favor of such adjournment. Shareholders of each Fund will vote separately on the proposal(s) relating to their respective Fund, and an unfavorable vote on a proposal by the shareholders of one Fund will not affect the implementation by the other Fund of such proposal if the shareholders of such other Fund approve the proposal.

If the accompanying form of proxy is properly executed and returned in time to be voted at the Meeting, the shares will be voted in accordance with the instructions marked by the shareholder. Executed ZF proxies that are unmarked will be voted for the election of the two nominees of the ZF Board of Directors as Directors of ZF. Executed ZTR proxies that are unmarked will be voted (1) for the election of the two nominees of the ZTR Board of Directors as Directors of ZTR, and (2) against the proposal submitted for consideration pursuant to ZTR’s Articles of Incorporation to convert ZTR to an open-end investment company and to adopt amendments to ZTR’s Articles of Incorporation required to effectuate the conversion. A shareholder can revoke the proxy prior to its use by appearing at the Meeting and voting in person, by giving written notice of such revocation to the Secretary of the respective Fund prior to the Meeting, or by returning a subsequently dated proxy prior to the Meeting.

The Board of Directors of each Fund has fixed the close of business on February 12, 2009 as the record date for the determination of shareholders of that Fund entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying form of proxy will be first sent to shareholders on or about February 27, 2009. In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to the Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Tuesday, May 5, 2009, at 10:00 A.M. at the offices of Katten Muchin Rosenman LLP, located at 575 Madison Avenue (between 56th and 57th Streets), 11th Floor, New York, New York 10022. The Notice of Annual Meeting of shareholders, Proxy Statement, form of proxy card and annual report to shareholders are available at www.edocumentview.com/zweig.

As of the record date, 91,955,558 shares of ZF’s common stock were outstanding, and 114,594,744 shares of ZTR’s common stock were outstanding. To the best of each Fund’s knowledge, no person beneficially owns more than five percent of the outstanding shares of that Fund’s common stock.

The annual report of each Fund for the year ended December 31, 2008, including financial statements, has been mailed to shareholders of record of that Fund at the close of business on that date, and to persons who became shareholders of record between that time and the close of business on February 12, 2009.

Each Fund will furnish, without charge, a copy of the Fund’s December 31, 2008 Annual Report to any shareholder who requests it by contacting the Fund’s Shareholder Services, 101 Munson Street, Greenfield, MA 01301-9684; Toll-free telephone number 1-800-272-2700.

PROPOSAL 1

ELECTION OF DIRECTORS

The members of the Board of Directors of ZF and ZTR are divided into three classes, with the term of office of one class expiring each year. At the forthcoming Annual Meeting, two ZF and two ZTR Directors will be elected to serve a three-year term (until the third succeeding Annual Meeting in 2012 and until their successors are elected and duly qualify). Unless authority to vote for the election of Directors is withheld, the enclosed proxy will be voted for the election of the nominees named below, who have indicated their intention to serve if elected. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holders of the proxies may, in their discretion, determine.

Each Fund’s Board of Directors has appointed a Nominating Committee which makes annual recommendations as to the individuals to be nominated by the Fund’s Board of Directors for election as Directors at the forthcoming Annual Meeting and recommends to the Board candidates for election by the Board of Directors to fill any vacancies in the Board of Directors, including those resulting from an increase in the number of Directors. Each Fund’s Nominating Committee consists of five Directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “Act”)) of the Fund, Zweig Advisers LLC, formerly Phoenix/Zweig Advisers LLC, the Funds’ investment adviser (the “Adviser”) or Zweig Consulting LLC (the “Sub-Adviser”).

Based on the recommendations made by ZF’s Nominating Committee at its meeting held on February 10, 2009, the Board of Directors of ZF has nominated Charles H. Brunie and James B. Rogers, Jr., who are presently Directors of ZF, for re-election to the ZF Board, to serve until the third succeeding Annual Meeting in 2012 and until their successors are elected and duly qualify. Based on the recommendations made by ZTR’s Nominating Committee at its meeting held on February 10, 2009, the Board of Directors of ZTR has nominated Charles H. Brunie and James B. Rogers, Jr., who are presently Directors of ZTR, for re-election to the ZTR Board, to serve until the third succeeding Annual Meeting in 2012 and until their successors are elected and duly qualify.

Background information with respect to the current Directors appears below.

DISINTERESTED DIRECTORS

Unless otherwise noted, the address of each individual is 900 Third Avenue, New York, NY 10022.

Name, Address, Age and Position(s) with Funds	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director	Principal Occupation(s) During Past 5 Years and Other Directorships Held
Charles H. Brunie YOB: 1930 Director	Term: Until 2009. Served since: 1998 for ZF and 1988 for ZTR.	2	Chairman, Brunie Associates (investments) (since April 2001); Oppenheimer Capital (1969-2000), Chairman (1980-1990), Chairman Emeritus (1990-2000); Chairman Emeritus, Board of Trustees, Manhattan Institute (since 1990); Trustee, Milton and Rose D. Friedman Foundation for Vouchers (since 1996); Trustee, Hudson Institute (2002-2008); Chairman of the Board, American Spectator (since 2002); Chartered Financial Analyst (since 1969).

Name, Address, Age and Position(s) with Funds	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director	Principal Occupation(s) During Past 5 Years and Other Directorships Held
Wendy Luscombe YOB: 1951 Director	Term: Until 2011. Served since: 2002 for ZF and ZTR.	2	Co-lead Independent Director of The Zweig Total Return Fund, Inc. and of The Zweig Fund, Inc. (since 2006); Principal, WKL Associates, Inc. (private investor and consultant) (since 1994); Fellow, Royal Institution of Chartered Surveyors; Member, Chartered Institute of Arbitrators; Director, Endeavour Real Estate Securities, Ltd. REIT Mutual Fund (2000-2005); Director, PXRE Corp. (reinsurance) (1994-2007); Member and Chairman of Management Oversight Committee, Deutsche Bank Real Estate Opportunity Fund 1A and 1B (since 2003); Trustee, Acadia Realty Trust (since 2004); Member of National Association of Corporate Directors Teaching Facility (since 2007); Independent Director of Feldman Mall Properties, a private REIT (since 2008).

Name, Address, Age and Position(s) with Funds	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director	Principal Occupation(s) During Past 5 Years and Other Directorships Held
Alden C. Olson YOB: 1928 Director	Term: Until 2010. Served since: 1996 for ZF and ZTR.	2	Chairman of the Audit Committee of The Zweig Total Return Fund, Inc. and of The Zweig Fund, Inc. (since 2004); Currently retired; Chartered Financial Analyst (since 1964); Professor of Financial Management, Investments at Michigan State University (1959 to 1990).

James B. Rogers, Jr. YOB: 1942 Director	Term: Until 2009. Served since: 1986 for ZF and 1988 for ZTR.	2	Private investor (since 1980); Chairman, Beeland Interests (Media and Investments) (since 1980); Regular Commentator on Fox News (2002-2007); Author of “Investment Biker: On the Road with Jim Rogers” (1994), “Adventure Capitalist” (2003), “Hot Commodities” (2004), and “A BULL IN CHINA” (2007).

Name, Address, Age and Position(s) with Funds	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director	Principal Occupation(s) During Past 5 Years and Other Directorships Held
R. Keith Walton YOB: 1964 Director	Term: Until 2011. Served since: 2004 for ZF and ZTR.	2	Co-lead Independent Director of The Zweig Total Return Fund, Inc. and of The Zweig Fund, Inc. (since 2006); Principal and Chief Administrative Officer, Global Infrastructure Partners (since 2007); Director, Blue Crest Capital Management Funds (since 2006); Executive Vice President and Secretary (1996-2007) of the University at Columbia University; Director (since 2002), Member, Executive Committee (since 2002), Chair, Audit Committee (since 2003), Apollo Theater Foundation, Inc.; Director, Orchestra of St. Luke’s (since 2000); Vice President and Trustee, The Trinity Episcopal School Corporation (since 2003); Member (since 1997), Nominating and Governance Committee Board of Directors (since 2004), Council on Foreign Relations.

INTERESTED DIRECTOR*

Name, Address, Age and Position(s) with Funds	Term of Office and Length of Time Served	Number of Portfolios in Fund Complex Overseen by Director	Principal Occupation(s) During Past 5 Years and Other Directorships Held
George R. Aylward 100 Pearl Street Hartford, CT 06103 YOB: 1964 Director, Chairman of the Board and President	Term: Until 2010. Served since: 2006 for ZF and ZTR.	2	Director, President and Chief Executive Officer (since 2008), Director and President (2006-2008), Chief Operating Officer (2004-2006), Vice President, Finance, (2001-2002), Virtus Investment Partners, Inc. and/or certain of its subsidiaries; Senior Executive Vice President and President, Asset Management (2007-2008), Senior Vice President and Chief Operating Officer, Asset Management (2004-2007), Vice President and Chief of Staff (2001-2004), The Phoenix Companies, Inc.; Various senior officer and directorship positions with Phoenix affiliates (2005-2008); President (2006-present), Executive Vice President (2004-2006), the Virtus Mutual Funds Family. Chairman, President and Chief Executive Officer, The Zweig Fund, Inc. and The Zweig Total Return Fund, Inc. (2006-present).

OFFICERS WHO ARE NOT DIRECTORS**

Name, Address and Age	Position(s) with the Funds and Length of Time Served	Principal Occupation(s) During Past 5 Years and Other Directorships Held
Carlton Neel YOB: 1967	Executive Vice President since: 2003 for ZF and ZTR.	Senior Vice President and Portfolio Manager, Zweig Advisers LLC (since 2003); Managing Director and Co-Founder, Shelter Rock Capital Partners, LP (2002-2003); Senior Vice President and Portfolio Manager, Phoenix/Zweig Advisers LLC (1995-2002); Vice President, JP Morgan & Co. (1990-1995).

David Dickerson YOB: 1967	Senior Vice President since: 2003 for ZF and ZTR.	Senior Vice President and Portfolio Manager, Zweig Advisers LLC (since 2003); Managing Director and Co-Founder, Shelter Rock Capital Partners, LP (2002-2003); Vice President and Portfolio Manager, Phoenix/Zweig Advisers LLC (1993-2002).

Marc Baltuch YOB: 1945	Vice President and Chief Compliance Officer since: 2004 for ZF and ZTR.	Chief Compliance Officer of Zweig Advisers LLC (since 2004); President and Director of Watermark Securities, Inc. (since 1991); Secretary of Phoenix-Zweig Trust (1989-2003); Secretary of Phoenix-Euclid Market Neutral Fund (1998-2002); Assistant Secretary of Gotham Advisors, Inc. (1990-2005); Chief Compliance Officer of the Zweig Companies (since 1989) and of the Virtus, formerly Phoenix, Funds Complex (since 2004); Chief Compliance Officer of The Phoenix Edge Series Fund (since 2004).

Name, Address and Age	Position(s) with the Funds and Length of Time Served	Principal Occupation(s) During Past 5 Years and Other Directorships Held
Kevin J. Carr 100 Pearl Street Hartford, CT 06103 YOB: 1954	Secretary and Chief Legal Officer since: 2005 for ZF and ZTR.	Vice President, Counsel and Secretary, Virtus Investment Partners, Inc. and/or certain of its subsidiaries (since 2008); Vice President and Counsel, Phoenix Life Insurance Company (2005-2008); Compliance Officer of Investments and Counsel, Travelers Life & Annuity Company (January 2005-May 2005); Assistant General Counsel and certain other positions, The Hartford Financial Services Group (1995-2005).

Moshe Luchins YOB: 1971	Vice President since: 2004 for ZF and ZTR.	Associate Counsel (1996-2005), Associate General Counsel (since 2006) of the Zweig Companies.

Nancy Curtiss 100 Pearl Street Hartford, CT 06103 YOB: 1952	Treasurer since: 2003 for ZF and ZTR.	Senior Vice President, Operations (since 2008), Vice President, Head of Asset Management Operations (2007-2008), Vice President (2003-2007), Virtus Investment Partners, Inc. and/or certain of its subsidiaries. Assistant Treasurer (2001-present), Phoenix Equity Planning Corporation. Ms. Curtiss is also Treasurer of various other investment companies within the Virtus Mutual Funds Complex (1994-present).

Jacqueline Porter 100 Pearl Street Hartford, CT 06103 YOB: 1958	Vice President and Assistant Treasurer since: 2006 for ZF and ZTR.	Assistant Vice President, Fund Administration and Tax, Phoenix Equity Planning Corporation (since 1995); Vice President and Assistant Treasurer, multiple funds in the Virtus Mutual Fund Complex (since 1995).

*	Director considered to be an “interested person,” as that term is defined in the Act. George R. Aylward is considered an interested person because, among other things, he is an officer of the Funds.
**	The Term of each Officer expires immediately following the 2009 Annual Meeting of Shareholders. Each Board considers reappointments annually.

Compensation of Directors and Officers

During the year ended December 31, 2008, ZF paid Directors’ fees aggregating $166,500 and ZTR paid Directors’ fees aggregating $166,500 to the Directors who were not interested persons of the Funds or the Adviser. For the year ended December 31, 2008, each Fund paid each Director who is not an interested person of such Fund or the Adviser an annual fee of $11,000 and a fee of $1,500 for attendance at each meeting of the Board of Directors. Each Fund pays its Audit Committee Chairman a $5,000 annual retainer. The members of the Executive Committee of each Fund are Wendy Luscombe and R. Keith Walton, who also function as the co-lead independent directors of each Fund. In their capacity as members of the Executive Committee, they have in the past received $1,500 per meeting attended (except for certain meetings as to which fees have been waived). Beginning January 1, 2009, they will no longer receive any Executive Committee meeting fees, but each will be paid an additional annual fee of $10,000 by each Fund for acting as a co-lead director. Each Fund also reimburses its Directors for their actual out-of-pocket expenses relating to attendance at such meetings.

Set forth below is the compensation paid by ZF and ZTR to current Directors for the year ended December 31, 2008. The Funds do not pay any pension or retirement benefits to their Directors.

COMPENSATION TABLE

Name of Person, Position	Aggregate Compensation From the Fund	Pension or Retirement Benefits as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From the Fund and Fund Complex Paid to Directors
Charles H. Brunie—Director	ZF–$20,000 ZTR–$20,000	$0	$0	$40,000

Wendy Luscombe—Director	ZF–$59,000* ZTR–$59,000*	$0	$0	$118,000

Alden C. Olson—Director	ZF–$29,500 ZTR–$29,500	$0	$0	$59,000

James B. Rogers, Jr.— Director	ZF–$20,000 ZTR–$20,000	$0	$0	$40,000

R. Keith Walton—Director	ZF–$59,000* ZTR–$59,000*	$0	$0	$118,000

George R. Aylward— Interested Director and President	ZF–$0 ZTR–$0	$0	$0	$0

*	$10,500 of this compensation amount was paid for by The Phoenix Companies, Inc., and not the Funds, for seven Executive Committee meetings held in connection with the spin-off of Virtus Investment Partners, Inc. from The Phoenix Companies, Inc.

Director Ownership of Securities

Set forth in the table below is the dollar range of equity securities of the Funds owned by each Director as of December 31, 2008.

Name of Director	Dollar Range of Equity Securities in the Fund(1)	Aggregate Dollar Range of Fund Ownership in all Funds Overseen by Director in Family of Investment Companies(2)
Charles H. Brunie	ZF–Over $100,000 ZTR–Over $100,000	Over $100,000

Wendy Luscombe	ZF–$10,001-$50,000 ZTR–$10,001-$50,000	$10,001-$50,000

Alden C. Olson	ZF–$10,001-$50,000 ZTR–$1-$10,000	$10,001-$50,000

James B. Rogers, Jr.	ZF–$10,001-$50,000 ZTR–$1-$10,000	$10,001-$50,000

R. Keith Walton	ZF–$10,001-$50,000 ZTR–$10,001-$50,000	$10,001-$50,000

George R. Aylward	ZF–$1-$10,000 ZTR–$1-$10,000	$1-$10,000

(1)	The information as to beneficial ownership is based on statements furnished to each Fund by its Directors and reflects ownership as of December 31, 2008. Except as otherwise indicated, each person has sole voting and investment power with respect to the shares owned by him or her. The Directors and officers of the Funds, as a group, beneficially own less than 1% of the outstanding shares of each Fund.
(2)	Pursuant to the proxy rules of the Securities and Exchange Commission, ZF and ZTR are the only funds in the “Family of Investment Companies.”

Committees and Board of Directors’ Meetings

Audit Committee Report

Each Fund’s Board of Directors has appointed a standing Audit Committee. Each Fund’s Board of Directors has adopted a written charter for the Audit Committee which is available on the Adviser’s website at http://www.virtus.com/products/closed/default.aspx?type=individual. The purposes of each Board’s Audit Committee are set forth in the Audit Committee Charter. In brief, the role of each Board’s Audit Committee is to assist the Board of Directors in its oversight of the respective Fund’s financial reporting process. As set forth in the Charter of each Board’s Audit Committee, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that each Fund’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which duties are the responsibility of the Adviser and each Fund’s independent registered public accounting firm. The independent registered public accounting firm for each Fund is responsible for auditing that Fund’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, each Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm of the Fund. Each Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. Each Audit Committee also has considered whether the provision by the Fund’s independent registered public accounting firm of non-audit services to the Fund, and of professional services to the Adviser and affiliates of the Adviser that provide services to the Fund, is compatible with maintaining the independent registered public accounting firm’s independence. Finally, each Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independence of that independent registered public accounting firm.

The members of each Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing or evaluating auditor independence. The Board of Directors of each Fund has determined that Wendy Luscombe is an “audit committee financial expert,” as defined under Regulation S-K, Item 407(d)(5). The Securities and Exchange Commission has stated that the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. Each Audit Committee is in compliance with the New York Stock Exchange requirements applicable to closed-end fund audit committees, including the requirement that all members of the audit committee be “financially literate” and that at least one member of the audit committee have “accounting or related financial management expertise,” as determined by the Board. Members of each Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, each Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, an Audit Committee’s considerations and discussions referred to above do not assure that the audit of a Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s independent registered public accounting firm is in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committees referred to above and in the Audit Committee Charters, each Audit Committee recommended to its Board of Directors that the audited financial statements of the applicable Fund be included in the Fund’s annual report to shareholders for the year ended December 31, 2008. The members of each Audit Committee, Messrs. Brunie, Olson, Rogers and Walton and Ms. Luscombe, are “independent” within the meaning of the Act and the New York Stock Exchange corporate governance standards for audit committees applicable to closed-end funds.

Alden C. Olson

Charles H. Brunie

Wendy Luscombe

James B. Rogers, Jr.

R. Keith Walton

Nominating Committee

Messrs. Brunie, Olson, Rogers and Walton and Ms. Luscombe, each of whom is not an interested person of the Funds, are members of the Nominating Committee of each Board of Directors. Each Fund’s Board of Directors has adopted a written charter for its Nominating Committee, which is available on the Adviser’s website at http://www.virtus.com/products/closed/default.aspx?type=individual. Each Nominating Committee considers candidates for election to fill vacancies on the Fund’s Board of Directors.

Director nominees are identified based on persons known to the Boards of Directors or the Nominating Committees and any persons recommended to the

Nominating Committees by shareholders or industry sources. Any recommendations made by shareholders or industry sources must be accompanied by a biography of the recommended candidate and should be submitted in writing to the principal executive office of the Funds, located at 900 Third Avenue, New York, New York 10022, addressed to the Secretary of the Funds. For more information, see “Additional Information: Proposals for 2010 Meeting.”

Nominees are evaluated based on the criteria described below. The evaluation process does not depend on the source of the recommendation. It is expected that all candidates for the Board will possess the following minimum qualifications: (i) unquestioned personal integrity; (ii) sound business judgment; and (iii) the commitment required to be an effective director, including, without limitation, the ability to attend meetings regularly. The Nominating Committee takes into consideration such other factors as it deems appropriate. Except as provided above, in nominating candidates, each Nominating Committee does not believe that certain qualifications are controlling or paramount or that specific qualifications or skills are necessary for a candidate to possess. Each Nominating Committee may determine that a candidate who does not have all the qualifications referred to above should nevertheless be considered as a nominee if the Nominating Committee finds that the candidate’s qualifications, taken as a whole, demonstrate an equivalent level of qualification to serve as a director.

Board of Directors’ and Standing Committees’ Meetings

Each Fund’s Board of Directors also has an Executive Committee, consisting of Wendy Luscombe and R. Keith Walton, each of whom is not an interested person of the Funds. The Executive Committee of the Board of Directors of each Fund, in the intervals between meetings of the Board of Directors, has all the authority of such Board of Directors, except as otherwise provided by that Fund’s Articles of Incorporation, Bylaws or applicable law; provided, however, that the Executive Committee shall not exercise its authority in a manner inconsistent with any action, direction, or instruction of the Board of Directors.

Each Fund’s Board of Directors held five meetings during the year ended December 31, 2008. Each Fund’s Nominating Committee held one meeting during the year ended December 31, 2008 and met on February 10, 2009, at which time each Nominating Committee recommended the nominees for election to the Board. Each Fund’s Audit Committee held three meetings during the year ended December 31, 2008. Each Fund’s Executive Committee held twenty-four meetings during the year ended December 31, 2008 (for each Fund, seven of such twenty-four meetings were in connection with the spin-off of Virtus Investment Partners, Inc. from The Phoenix Companies, Inc. and were paid for by The Phoenix

Companies, Inc. and not the Funds). All of the Directors, except Charles H. Brunie and James B. Rogers, Jr., attended at least 75% of the total number of Board meetings, and his or her respective committee meetings, held during the year ended December 31, 2008.

Shareholder Communications

Any shareholder that wishes to communicate with the Boards of Directors or a specific Director may do so by submitting correspondence in writing to the principal executive office of the Funds, located at 900 Third Avenue, New York, New York 10022, specifying the intended addressee. Shareholder communications addressed to the Boards of Directors will be forwarded promptly after receipt to George R. Aylward, President of the Funds, for review. Mr. Aylward will review each such communication in order to determine whether the communication should be relayed directly to each Board member. Shareholder communications that Mr. Aylward determines to involve routine matters will be forwarded to the Funds’ Administrator and/or officers of the Funds for review and response, and Mr. Aylward will report to the full Board, as appropriate, on the nature and substance of such communications. Shareholder communications that Mr. Aylward determines involve non-routine matters will be forwarded to each member of the Board for review. Shareholder communications addressed to a specific Director will be forwarded to the addressee promptly upon receipt.

It is the Funds’ policy that all Directors attend the annual shareholders meeting, if reasonably possible. All of the directors, other than Charles H. Brunie, attended the joint annual meeting of ZF and ZTR in 2008.

The Boards of Directors of ZF and ZTR recommend that shareholders vote FOR the re-election of the nominees.

PROPOSAL 2

PROPOSAL PURSUANT TO ZTR’S ARTICLES OF INCORPORATION TO CONVERT ZTR FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY AND TO ADOPT AN AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION TO EFFECTUATE THE CONVERSION AS PROPOSED

I. BACKGROUND OF THE PROPOSAL

ZTR has operated as a closed-end management investment company since it began operations in September 1988. As a closed-end fund, ZTR’s shares are bought and sold in the securities markets at prevailing prices, which may be equal to, less than, or greater than its net asset value. ZTR’s Articles of Incorporation provide that, if during any fiscal quarter beginning on or after January 1, 1990, ZTR’s shares trade, on the principal securities exchange on which they are traded, at an average discount from net asset value of 10% or more (determined on the basis of the discount as of the end of the last trading day in each week during such quarter (the “10% Threshold”)), the Board generally is required to submit to shareholders within 60 days after the end of such quarter (or such later time as may be required to comply with applicable laws), a proposal to convert ZTR to an open-end investment company (the “Conversion Proposal”) and amendments to ZTR’s Articles of Incorporation required to effectuate the Conversion Proposal. Approval of the Conversion Proposal (and adoption of the amendments to ZTR’s Articles of Incorporation required to effectuate the Conversion Proposal) would require the affirmative vote of a majority of the outstanding shares of ZTR entitled to vote on the proposal. During the fiscal quarter ended December 31, 2008, ZTR’s shares traded at an average discount from net asset value of 17.87%, determined in accordance with the provisions of ZTR’s Articles of Incorporation. Accordingly, ZTR is required to submit the Conversion Proposal and amendments to ZTR’s Articles of Incorporation to effectuate such proposal for shareholder consideration.

FOR THE REASONS DISCUSSED BELOW, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE CONVERSION PROPOSAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION TO EFFECTUATE THE CONVERSION PROPOSAL.

At a meeting held on February 10, 2009, ZTR’s Board of Directors considered whether or not to recommend to shareholders that the Conversion Proposal be approved.

In its consideration of the Conversion Proposal, the Board took into account the fact that conversion would eliminate the possibility of ZTR’s shares ever trading at a discount to net asset value and the likelihood that, if ZTR were open-ended, shareholders could realize a short term gain by redeeming their shares at net asset value (if ZTR’s shares were trading at a discount to net asset value at the time of the conversion). While the Board noted that during the quarters ended March 31, 2000, December 31, 2000 and December 31, 2003, ZTR’s shares traded at an average discount from net asset value of 15%, 10.3% and 12.34%, respectively (for which a Conversion Proposal was submitted to shareholders (collectively, the “Prior Conversion Proposals”)), the Board also took note that, during at least forty consecutive quarters prior to March 31, 2000, the ten consecutive quarters prior to December 31, 2003 and the eighteen consecutive quarters prior to December 31, 2008, ZTR’s shares had not traded at an average discount from net asset value in excess of the 10% Threshold.

The Board further noted that, notwithstanding the more recent discounts, the shares have, from ZTR’s commencement of operations through December 31, 2008, traded at an average premium (based on an averaging of month-end premiums and discounts) of 1.62%. This premium compares favorably to the average discount during the same period of -6.58% and -2.95%, respectively, of closed-end equity funds (excluding international equity funds) and closed-end fixed income funds (excluding municipal funds). On February 17, 2009, ZTR’s shares traded at a discount from net asset value of 13.64%. The graph below reflects the monthly changes in premiums and discounts at which ZTR’s shares traded from ZTR’s commencement of operations through December 31, 2008.

At this time, the Board does not believe that eliminating the possibility of a discount justifies the risk of reduced size, increases in ZTR’s expense ratio and the potential adverse effect on its investment performance that conversion would entail. Accordingly, the Board, including all of the independent Directors, does not believe that conversion of ZTR to an open-end investment company is in the best interests of ZTR and its shareholders.

If the Conversion Proposal is not approved by shareholders, ZTR would continue as a closed-end investment company.

If ZTR’s shares continue to trade at an average discount from net asset value in excess of the 10% Threshold during a subsequent quarter as determined in accordance with ZTR’s Articles of Incorporation, the Board of Directors and ZTR’s shareholders will continue to have an opportunity to consider converting ZTR to an open-end fund. Pursuant to the Articles of Incorporation, a subsequent Conversion Proposal, with respect to such quarter, and related charter amendments that can be approved by the affirmative vote of a majority of the outstanding shares of ZTR, would be required to be submitted to shareholders. The Articles of Incorporation provide, however, that a Conversion Proposal need not be submitted to shareholders with respect to a quarter if a Conversion Proposal was submitted to shareholders with respect to the immediately preceding quarter.

At its meeting on February 10, 2009, the Board considered the Conversion Proposal, including advantages and disadvantages of the proposal. Certain of the factors considered by the Board in making its recommendation are discussed in more detail below.

II. ADVANTAGES AND DISADVANTAGES OF CONVERSION PROPOSAL

ZTR is currently a closed-end fund. As such, it neither redeems its outstanding shares of stock nor continuously offers new stock for sale; thus, it operates with a relatively fixed capitalization. ZTR’s shares of stock are principally traded on the New York Stock Exchange (the “NYSE”). Open-end funds (also known as “mutual funds”) issue redeemable shares entitling shareholders to redeem, that is tender, for their proportionate share of a fund’s net asset value. Also, open-end funds generally issue new shares at the fund’s net asset value.

POTENTIAL OPEN-END FUND ADVANTAGES AND/OR CLOSED-END FUND DISADVANTAGES

(1)    REDEEMABILITY OF SHARES; ELIMINATION OF DISCOUNT. Shareholders of an open-end fund have the right to redeem their shares at any time (except in certain circumstances as authorized by the Act) at the net asset value of such shares (less any applicable redemption charges), and such redemption payment must be made within 7 days. The ability to obtain net asset value for their shares will constitute an immediate significant benefit to shareholders of ZTR to the extent that shares are trading at a discount to net asset value. While shareholders in a closed-end fund pay a brokerage commission when they buy or sell the closed-end shares on the stock exchange, shareholders in open-end no-load funds do not incur brokerage commissions when they purchase or redeem their shares (except in the case of load funds—see “Distribution Costs” below).

(2)    SHAREHOLDER SERVICES. Open-end funds typically provide more services to shareholders than closed-end funds. One service that is frequently offered by open-end funds is an exchange privilege which enables shareholders to transfer their investment from one fund into another fund which is part of a family of open-end funds, at little or no cost to the shareholders. This permits the exchange of shares at relative net asset value when the holder’s investment objectives change. Other services that could be offered include use of ZTR for retirement plans and permitting purchases and sales of shares in convenient amounts. There may be, of course, additional costs for these services, some of which might need to be borne by ZTR, which must be weighed against the anticipated benefit of the particular service. There can be no assurance that any such services would be made available if the Conversion Proposal were approved.

(3)    RAISING CAPITAL. A closed-end fund trading at a discount may not be able to raise capital through share sales (other than through a rights offering) when it believes further investment would be advantageous, because the Act restricts the ability of a closed-end fund to sell its shares at a price below net asset value. Open-end funds, on the other hand, are priced at net asset value and therefore can sell additional shares at any time. This ability to raise new money can achieve greater economies of scale and improve investment management although, as noted below, this may not occur at the most opportune times.

(4)    ELIMINATION OF ANNUAL SHAREHOLDER MEETINGS. As a closed-end fund listed on the NYSE, ZTR is subject to NYSE rules requiring annual meetings of shareholders. Unlike ZTR, open-end funds are not required to hold annual shareholder meetings, except in special circumstances where shareholder approval is required under the Act. However, pursuant to ZTR’s charter, as discussed under “Measures to be Adopted in the Event ZTR Becomes an Open-End Fund” below, if the Conversion Proposal were approved, ZTR may operate as an open-end fund with a classified board, and, notwithstanding the conversion to open-end status, annual shareholder meetings may, therefore, continue to be held because declassifying the Board requires an affirmative vote of 75% of the outstanding shares of ZTR.

POTENTIAL OPEN-END FUND DISADVANTAGES AND/OR CLOSED-END FUND ADVANTAGES

(1)    IMPACT ON PORTFOLIO MANAGEMENT. While closed-end funds can be fully invested because a closed-end fund’s shares are not redeemable, open-end funds are subject to periodic inflows and outflows of cash that can complicate portfolio management. In particular, open-end funds may be subject to pressure to sell portfolio securities at disadvantageous times in order to satisfy redemption requests. In addition, open-end funds may be limited in their ability to invest 100% of the fund’s assets in portfolio securities because of the need to maintain cash reserves to provide for shareholder redemptions in uncertain amounts. The level of redemptions may be particularly high immediately following conversion to open-end status and therefore, initially, the cash reserves may have to be substantial. In addition, in light of current market conditions, it could be particularly disadvantageous to sell portfolio securities at such time in order to establish such cash reserves. It is not expected, however, that the inability of an open-end fund to be fully invested would necessarily hinder the Adviser’s ability to manage ZTR in the future because ZTR has, from time to time, maintained substantial cash positions.

Also, although an open-end fund’s ability to sell shares at any time (resulting from their being priced at net asset value) can produce efficiencies, large net purchases could occur around market highs and net redemptions around market lows, which would be inopportune times to invest or liquidate portfolio positions, respectively. In a falling market situation, for example, redemptions increase and liquidations in the open-end fund’s portfolio must increase to meet those redemptions. In the event cash reserves, temporary investments and borrowings are exhausted, the result may be that the more liquid blue chip securities will be sold, leaving the open-end fund with the less-liquid securities in the fund’s portfolio which are not as well suited to meeting future redemptions or changes in investment strategy. If ZTR were to convert to an open-end fund, ZTR could be impacted accordingly. For example, as an open-end fund ZTR could not invest more than 15% of its net assets in illiquid securities as defined under Securities and Exchange Commission interpretations.

(2)    EFFECT OF REDEMPTIONS. Following conversion to an open-end fund, substantial redemptions may occur and could result in an increase in ZTR’s expense ratio. In particular, a reduction in size of ZTR would result in the fixed expenses of ZTR being spread over a smaller asset base, thereby increasing the per-share effect of those expenses. Significant redemptions could also increase ZTR’s portfolio turnover rate above its normal levels, thereby increasing ZTR’s expenses. Net redemptions are probable immediately after open-ending ZTR, although the redemption fee mentioned below may reduce the number of redemptions that would otherwise occur. While ZTR’s portfolio securities are sufficiently liquid to satisfy anticipated levels of redemption upon conversion without impeding the Adviser’s management of ZTR in the long term as an open-end fund, continuous redemptions could potentially restrict the Adviser’s ability to choose investments purely in accordance with ZTR’s investment strategy. Redemption requests could, for example, require ZTR’s liquidation of a portion of its investment portfolio at a time when independent investment judgment might not dictate such action, especially in light of current market conditions, when such liquidation of shares is likely to have a negative impact on the market price of ZTR’s portfolio positions, thereby impacting ZTR’s NAV and the remaining shareholders.

Additionally, redemptions would result in increased brokerage expense and increased recognition of taxable gains and losses. These redemptions could reduce ZTR to a smaller size than is economically viable. If ZTR decreased in size, the expense ratio may increase because the cost of many services may remain the same although the size of ZTR will have decreased. Of course, since as an open-end fund ZTR could continuously offer new shares, it is possible that its size could increase and in that event ZTR’s expense ratio may be reduced. Because of the current market environment, ZTR may not be able to substantially increase its size following a conversion for a significant period of time.

(3)    DISTRIBUTION COSTS. If ZTR converts to open-end status, it will need to have an effective distribution system in place in order to avoid erosion in its asset base through redemptions. The distribution and marketing of open-end funds involve additional costs. These costs may be paid either by purchasers (in the case of a front-end sales charge) or by current shareholders (in the case of a plan of distribution adopted under Rule 12b-1 (a “12b-1 Plan”), which would require approval by shareholders). However, open-end funds that are no-load and do not pay fees pursuant to a 12b-1 Plan do not bear these expenses. In the event that the Conversion Proposal is approved by shareholders, it is expected that the Board would consider (and ask shareholders to approve) the implementation of a 12b-1 Plan providing for payments by ZTR at an annual rate of .25% of ZTR’s average net assets. Redemption fees and contingent deferred sales charges may also be employed.

(4)    ADDITIONAL COSTS OF OPERATING AN OPEN-END FUND. Management has advised the Board that ZTR’s per-share expense ratio would substantially increase for the reasons mentioned above under “Effect of Redemptions” and “Distribution Costs” and the fact that transfer agency expenses are generally higher for an open-end fund. In the event ZTR’s assets remain unchanged, and assuming a Rule 12b-1 fee of .25% and transfer agent expenses commensurate with those of other Virtus funds, management has estimated that ZTR’s per-share expense ratio would increase from its current level of 1.03% to 1.33% and, assuming the same structure of distribution and transfer agent expenses, in the event of a 20%, 40%, 50% or 60% decrease in total net assets, ZTR’s per-share expense ratio would increase to 1.37%, 1.39%, 1.41% and 1.42%, respectively.

(5)    TAXES/CAPITAL GAINS. If ZTR were to experience substantial redemptions of its shares following the conversion to an open-end investment company, it would likely be required to sell portfolio securities and incur increased transaction costs in order to raise cash to meet such redemptions. Any sale of portfolio securities effected to fund redemption obligations would be a taxable transaction and may have unfavorable capital gains treatment for non-redeeming shareholders. If ZTR’s basis in the portfolio securities sold is less than the sale price obtained, net capital gain may be realized. U.S. tax law imposes both an income tax and an excise tax on net capital gain realized by closed-end and open-end funds unless the fund distributes net capital gain to all shareholders, in which case the shareholders would be subject to tax on such gain.

(6)    AUTOMATIC DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN (THE “PLAN”). Open-end fund dividend reinvestment plans typically provide for the reinvestment of income, dividends and capital gains distributions in shares of the fund at net asset value. In contrast, as a closed-end investment company, ZTR’s current Plan permits shareholders to elect to reinvest their distributions on a different basis than would be the case if ZTR was an open-end investment company. Currently, if the Board declares a distribution payable either in shares or in cash, as shareholders may have elected, then participants in the Plan will receive the equivalent of shares determined as follows: when shares are trading at or above net asset value on the record date for the distribution, participants will be issued shares at the higher of their net asset value or 95% of their market value. If ZTR shares are trading at a discount from net asset value at such time, or if ZTR should declare a distribution payable only in cash, the agent for the participants will buy shares of ZTR in the open market, on the NYSE or elsewhere, for the participants’ account. This permits a reinvesting shareholder to benefit from the agent’s purchase of additional shares at a discount. However, if before the agent for the participants completes its purchases, the market price exceeds the net asset value of the shares, the agent is permitted to cease purchasing the shares in the open market and ZTR may issue the remaining shares at a price equal to the higher of net asset value or 95% of the then market price. Thus, reinvesting shareholders are issued shares at the higher of net asset value or 95% of the market price. This is an advantage that is not offered by open-end investment companies where distributions are reinvested at net asset value. Consequently, participants in the Plan would lose the compounding benefit of reinvesting their distributions at a price below net asset value (when shares are trading at a discount) and, thereby, the opportunity to realize a profit (to the extent that shares subsequently trade at a lower discount or at a premium). The positive result of reinvesting at a price below net asset value can be significant, particularly given the compounding effect over time.

(7)    CONVERSION COSTS. The process of converting ZTR to an open-end fund would involve additional printing, legal, other professional costs and other expenses of establishing a new structure. These costs include costs associated with the preparation of a registration statement and prospectus as required by federal securities laws and the payment of fees in connection with notice filings under state securities laws. ZTR estimates that these costs, which would be paid by ZTR, would be at least $496,000 representing approximately 0.11% of ZTR’s current net asset value. Additional recurring operating costs associated with an open-end fund include annual registration statement updates, higher transfer agent fees, 50 state blue sky registration and distribution fees.

(8)    DELISTING FROM NEW YORK STOCK EXCHANGE. ZTR’s shares are currently listed on the NYSE. Some investment managers believe that a fund listing on a U.S. stock exchange, and in particular the NYSE, is an asset, especially in terms of attracting non-U.S. investors. Due to their redemption features, open-end funds are not traded on exchanges. Conversion to an open-end fund would require immediate delisting of ZTR from the NYSE, and thus any advantage of being listed on a stock exchange would be lost. ZTR is currently exempt from state securities regulation because of its NYSE listing. Upon delisting, ZTR would be required to make state registration filings and pay state fees. ZTR will thus save the annual NYSE fees of $106,573, but will, as a result of delisting, have to pay the state blue sky fees, which could range from $30,000 to $50,000 annually, depending on the channel of distribution of ZTR’s shares.

III. MEASURES TO BE ADOPTED IN THE EVENT ZTR BECOMES AN OPEN-END FUND

If Proposal Two is approved by the shareholders, the Board of Directors will convene and consider the method and time period for the conversion of ZTR into an open-end investment company. It is contemplated that among the matters the Board of Directors would proceed to consider would be fixing the rate and period of application of any redemption fee as authorized by the Articles of Amendment and Restatement and referred to in the description of Proposal Two. This redemption fee would be similar to that imposed by other funds which have converted into open-end funds and is a method of reducing the number of immediate redemptions and offsetting the cost of liquidations. The Board would also consider whether to pay for redeemed shares partly or entirely in securities. In addition, the Board would need to consider the details of the system for the classification and distribution of ZTR’s shares, including the approval of an appropriate distribution contract for the distribution of ZTR’s shares to become effective upon ZTR’s conversion to an open-end investment company.

Certain aspects of the operation of ZTR subsequent to its conversion to an open-end fund would have to be approved by ZTR’s shareholders, and it is expected that a special meeting of shareholders would be scheduled for that purpose as soon as practicable. These matters would include considering making any changes in ZTR’s investment management agreement considered appropriate for an open-end fund, and considering the adoption of a 12b-1 Plan consistent with the system selected by the Board of Directors for future distribution of ZTR’s shares. Additionally, ZTR’s Articles would be proposed to be amended to declassify the Board of Directors. Currently, ZTR’s Articles of Incorporation provide that the Board of Directors be divided into three classes of Directors. Each Director serves for three years with one class being elected each year (each such election requiring a meeting of shareholders.) The classified Board, which could be viewed as an “anti-takeover” measure, would not be typical of an open-end fund. Unlike the vote required to approve Proposal Two, which is a majority of the outstanding shares of ZTR, the affirmative vote of at least 75% of the outstanding shares of ZTR is required to declassify ZTR’s Board. Consequently, if Proposal Two is approved, ZTR would operate as an open-end fund with a classified Board and annual shareholder meetings would be required to be held, until ZTR’s Articles are subsequently amended to declassify the Board.

Furthermore, in order to reduce administrative burdens incurred in monitoring numerous small accounts, it is expected that ZTR would adopt a requirement that an initial investment in ZTR shares be in a minimum amount and might also adopt requirements with respect to subsequent minimum investments. Similarly, ZTR might adopt a requirement that accounts that drop below a minimum amount can be redeemed by ZTR.

If Proposal Two is approved by the shareholders, ZTR will file, at the time described below, Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, which are in the form authorized by the Board of Directors at their meeting on February 10, 2009, and change ZTR’s subclassification under the Act from a closed-end investment company to an open-end investment company. A copy of the Articles of Amendment and Restatement (marked to reflect changes from the current Articles of Incorporation) is attached hereto as EXHIBIT A.

Under Maryland law and the Articles of Amendment and Restatement, the Board of Directors would have the authority to increase the number of shares of any class, to reclassify issued and unissued shares and to authorize the issuance of additional classes of stock, in each case without the consent of shareholders. The Articles of Amendment and Restatement would amend the current Articles of Incorporation to: provide for class voting provisions (shareholders will generally continue to have one vote on each matter submitted for their vote if ZTR converts to open-end form); provide that ZTR’s outstanding common stock will be redeemable at the option of the shareholders; give the Board the right to set standards for redemption (including the ability to impose redemption or other charges, and to apply the redemption fee to shares outstanding at the time the Articles of Amendment and Restatement become effective without applying similar charges to subsequently issued shares, other shares of the same class or other classes); permit the Board to redeem the shares of a shareholder under various circumstances (including if the net asset value of the shares held by any shareholder is less than a minimum amount); and permit the Board to accomplish the automatic conversion of one class of shares into another class of shares in the context of a multiple class structure. Furthermore, under the Articles of Amendment and Restatement, the provision requiring submission to shareholders of the Conversion Proposal in the event ZTR’s shares trade at an average discount from their net asset value in excess of the 10% Threshold for any fiscal quarter would be deleted (since that provision would be superfluous once ZTR becomes open-ended). Another provision relating to open-ending (Article VIII(1)), which would also become superfluous upon approval of the Conversion Proposal, and various other provisions of ZTR’s Articles of Incorporation that may be described as “anti-takeover” provisions, are not submitted for amendment because the Board has determined that such submission is not necessary at this time and because such amendments would require approval by the affirmative vote of 75% of the outstanding shares of ZTR. The “anti-takeover” provisions, the retention of which would not be particularly desirable for an open-end fund, include provisions with respect to (i) a classified Board of Directors, (ii) limiting the number of directors and their removal, and (iii) mergers, major asset sales and dissolution.

The Articles of Amendment and Restatement would not be filed until ZTR’s registration statement under the Securities Act of 1933, as amended, covering the offering of shares of ZTR and appropriate state securities law qualifications, had become effective. Preparation of the registration statement would commence shortly after the adoption of the Conversion Proposal, and the registration statement would be filed as soon as practicable, which should be before the date of the special shareholders meeting. The Articles of Amendment and Restatement would become effective at the time the conversion is implemented.

For the foregoing reasons, the Board of Directors believes that, notwithstanding the benefit which those shareholders who would wish to redeem their shares over the short term would derive from open-ending ZTR, on balance it would be in the best interests of ZTR and its shareholders for ZTR to remain a closed-end fund at this time.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE CONVERSION OF ZTR TO AN OPEN-END INVESTMENT COMPANY AND THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION TO EFFECTUATE THE CONVERSION PROPOSAL.

INVESTMENT ADVISER, ADMINISTRATOR AND SUB-ADVISER

Zweig Advisers LLC, the Adviser, serves as the investment adviser for ZF and ZTR. The Adviser’s principal business office is located at 900 Third Avenue, New York, New York 10022. All of the Adviser’s outstanding equity interests are directly owned by Virtus Investment Partners, Inc. (“Virtus”). Virtus is located at 100 Pearl Street, 9th Floor, Hartford, Connecticut 06103.

Virtus, formerly Phoenix Investment Partners, Ltd., has served investors for over 70 years. As of December 31, 2008, Virtus had approximately $22.6 billion in assets under management. Virtus’s money management is provided by affiliated investment advisers, as well as through subadvisory arrangements with outside managers, each specializing in particular investment styles and asset classes. Virtus was spun off by The Phoenix Companies on December 31, 2008.

VP Distributors, Inc., formerly Phoenix Equity Planning Corporation (the “Administrator”), serves as the administrator for ZF and ZTR. The Administrator’s principal business office is located at 100 Pearl Street, Hartford, Connecticut 06103. All of the Administrator’s outstanding equity interests are owned by Virtus.

Zweig Consulting LLC, the Sub-Adviser, which serves as the sub-adviser for ZF and ZTR, provides asset allocation services to the Adviser. Dr. Martin E. Zweig is the President and owner of the Sub-Adviser. The Sub-Adviser’s principal business office is located at 900 Third Avenue, New York, New York 10022. The Sub-Adviser’s fees are paid by the Adviser.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the Act require, among other persons, the officers and Directors of the Funds and the Adviser to file reports of ownership and changes in ownership of the shares of common stock of the Funds with the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission’s regulations also require such reporting persons to furnish each Fund with copies of all Section 16(a) forms they file. Based on its review of these reports and on written representations from the reporting persons that no other reports were required, each Fund believes that, during the year ended December 31, 2008, such reporting persons were in compliance with all Section 16(a) and Section 30(h) reporting requirements applicable to them. The Funds have been advised by R. Keith Walton, a Director of ZTR and ZF, that Mr. Walton did not file Form 4s reporting six transactions made by Mr. Walton’s wife during the year ended December 31, 2007, but notes that Mr. Walton has, on Form 4s reporting certain transactions made by Mr. Walton’s wife, disclaimed beneficial ownership of securities held by Mr. Walton’s wife.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committees of the Funds, the Board of Directors of each Fund, including a majority of the Directors who are not interested persons of such Fund, has selected the firm of PricewaterhouseCoopers LLP (“PwC”) to serve as the independent registered public accounting firm of each Fund for the year ending December 31, 2009. A representative of PwC is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires and to respond to questions from shareholders.

The aggregate fees billed for services rendered by PwC during the years ended December 31, 2007 and December 31, 2008, respectively, are described below.

Audit Fees

The aggregate fees billed by PwC to ZF in connection with the annual audit of ZF’s financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 were $32,600 and $32,600, respectively. The aggregate fees billed by PwC to ZTR in connection with the annual audit of ZTR’s financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 were $32,600 and $32,600, respectively.

Audit-Related Fees

The fees billed by PwC to ZF for the fiscal years ended December 31, 2007 and December 31, 2008 for any audit-related services were $6,150 and $1,000, respectively. The fees billed by PwC to ZTR for the fiscal years ended December 31, 2007 and December 31, 2008 for any audit-related services were $6,150 and $1,000, respectively. These fees are related to the review of the Funds’ semi-annual financial statements and matters related to the Funds’ 2007 rights offerings and Financial Accounting Standards Board Interpretation (FIN) 48.

The aggregate fees billed by PwC to ZF for the fiscal years ended December 31, 2007 and December 31, 2008 in connection with tax review, compliance and advice were approximately $4,600 and $12,100, respectively. The aggregate fees billed by PwC to ZTR for the fiscal years ended December 31, 2007 and December 31, 2008 in connection with tax review, compliance and advice were approximately $4,600 and $12,100, respectively. These fees were related to the determination of federal and excise taxes for the Funds.

All Other Fees

The fees billed by PwC to ZF for the fiscal years ended December 31, 2007 and December 31, 2008 for other services were $1,250 and $2,021.77, respectively. The fees billed by PwC to ZTR for the fiscal years ended December 31, 2007 and December 31, 2008 for other services were $1,250 and $2,021.77, respectively. These fees relate to expenses for travel to meetings of the Boards of Directors.

Aggregate Non-Audit Fees

The aggregate non-audit fees billed by PwC for services rendered to the Funds, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Funds for the fiscal years ended December 31, 2007 and December 31, 2008 were $24,000 and $28,734, respectively.

Each Audit Committee considered whether the non-audit services rendered to the Adviser or an affiliate of the Adviser that provides ongoing services to either Fund were compatible with maintaining the independence of PwC. The Audit Committees pre-approve: (i) all audit and non-audit services to be rendered to the respective Fund by PwC; and (ii) all non-audit services relating to the operations and financial reporting of the respective Fund provided by PwC to the Adviser or any affiliate thereof that provides ongoing services to the respective Fund (collectively, “Covered Services”). Each Audit Committee has adopted pre-approval procedures authorizing a member of the Audit Committee to pre-approve from time to time, on behalf of the Audit Committee, all Covered Services to be provided by PwC which are not otherwise pre-approved at a meeting of the Audit Committee, provided that such delegate reports to the full Audit Committee at its next meeting. The pre-approval procedures do not include delegation of the Audit Committee’s responsibilities to management. Pre-approval has not been waived with respect to any of the services described above since the date on which the Audit Committee adopted its current pre-approval procedures.

ADDITIONAL INFORMATION

Other Matters

The Boards of Directors of the Funds know of no matters to be presented at the Meeting other than those specified in the accompanying Notice of Annual Meeting. However, if any other matter is properly presented before the Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Expenses

The Funds will bear the expense of the Meeting, including preparation, printing and mailing of the enclosed form of proxy and accompanying Notice of Annual Meeting and this Proxy Statement. Each Fund will bear one half of such expenses, except for mailing expenses, which are paid by each Fund based on its actual mailing expenses to its shareholders. Each Fund, upon request, will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of that Fund’s common stock. In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone or personal interviews by officers or employees of the Funds and/or Adviser, or their affiliates.

Vote Required

The following principles of Maryland law apply to the voting of shares of common stock at the Meeting. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares will constitute a quorum. Shares represented by proxy or in person at the Meeting, including shares represented by proxies that reflect abstentions and broker non-votes (hereinafter defined), will be counted as present in the determination of a quorum. The election of Directors for each Fund requires a plurality of the votes cast at the Meeting by the shareholders of such Fund. With respect to the election of Directors, an abstention does not constitute a vote and will be disregarded in calculating the votes cast as to such matter, and “broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions. With respect to the Conversion Proposal, the adoption of which requires the affirmative vote of a majority of ZTR’s outstanding shares, an abstention or broker non-vote will have the effect of a vote “against” the matter. It is anticipated that votes will be tabulated by Computershare Trust Company, NA, the Funds’ transfer agent.

Proposals for 2010 Meeting

Each Fund’s Amended and Restated Bylaws contains an advance notice provision, which requires that the respective Fund be given advance notice of shareholder nominations for election to the Board of Directors and of other matters which shareholders wish to present for action at an annual meeting of shareholders, other than matters included in that Fund’s proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. Any notice of shareholder nominations for election to a Fund’s Board of Directors or notice of other matters which shareholders wish to present at the Funds’ 2010 Annual Meeting of Shareholders must be received at such Fund’s principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice by the shareholder must also set forth specific information, and provide certain representations, the details of which are set forth in the respective Fund’s Amended and Restated Bylaws. Any shareholder proposal must also comply with all other legal requirements in order to be included in the Fund’s proxy statement and form of proxy for that meeting. A copy of ZF’s Bylaws is available on the website of the Securities and Exchange Commission at http://www.sec.gov. A copy of ZTR’s Bylaws is available on the website of the Securities and Exchange Commission at http://www.sec.gov.

The persons named as proxies for the Funds’ 2010 Annual Meeting of Shareholders will, with respect to the proxies in effect at such meeting, have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless the respective Fund receives notice of the matter by not less than one hundred and twenty (120) days before the date in the then current year corresponding to the date of such Fund’s proxy statement for the annual meeting held in the prior year. If the respective Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the Securities and Exchange Commission.

New York, New York	By Order of the Boards of Directors of
February 27, 2009	The Zweig Fund, Inc.
The Zweig Total Return Fund, Inc.
GEORGE R. AYLWARD,
Chairman of the Board and President

EXHIBIT A

[Marked to reflect changes from the Fund’s Articles of Incorporation]

ARTICLES OF ~~INCORPORATIONOFTHE~~ AMENDMENT AND RESTATEMENT

OF

THE ZWEIG TOTAL RETURN FUND, INC.

The Zweig Total Return Fund, Inc., a Maryland corporation, having its principal office in Maryland in Baltimore City (hereinafter called the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out Articles I through X and inserting in lieu thereof the following:

ARTICLE I

~~The undersigned,~~ Stuart B. Panish, whose post office address is 575 Madison Avenue, New York, New York 10022 being at least eighteen (18) years of age does hereby act as an incorporator and form a corporation under and by virtue of the Maryland General Corporation Law.

ARTICLE II

NAME

The name of the corporation (herein referred to as the “Corporation”) is The Zweig Total Return Fund, Inc.

ARTICLE III

PURPOSES AND POWERS

The Corporation is formed for the following purposes:

(1)    To conduct, operate and carry on the business of an investment company.

(2)    To hold, invest and reinvest its assets in securities, commodities and other investments or to hold part of all of its assets in cash.

(3)    To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

(4)    To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT

The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, ~~111 South Calvert~~ 11E Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, a Maryland corporation. The post office address of the resident agent is ~~111 South Calvert~~ 11E Chase Street, Baltimore, Maryland 21202.

ARTICLE V

CAPITAL STOCK

(1)    The total number of shares of capital stock that the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares~~,~~ of the par value of one-tenth of one cent ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000), all of which Five Hundred Million (500,000,000) shares are designated Common Stock.

(2)    The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. The holder of a fractional share shall not, however, have the right to receive a certificate evidencing it.

(3)    All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of ~~these Articles of Incorporation~~ the Charter and the By-Laws of the Corporation.

(4)    No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation’s capital stock or any other security that the Corporation may issue or sell (whether out of the number of shares authorized by ~~these Articles of Incorporation~~ the Charter or out of any shares of the Corporation’s capital stock that the Corporation may acquire) other than a right that the Board of Directors in its discretion may determine to grant.

(5)    The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

(6)    Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in the Charter.

(7)    On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such holder’s name upon the books of the Corporation regardless of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) when the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, requires that a class vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class or classes: (ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more classes, then, subject to (iii) below, the shares of all other classes shall vote as one single class; and (iii) as to any matter, which, in the judgment of the Board of Directors (which shall be conclusive and binding for all purposes), does not affect the interests of a particular class, such class shall not be entitled to any vote and only the holders of shares of the affected class or classes shall be entitled to vote.

(8)    To the extent permitted by law, each holder of shares of the Corporation’s stock shall be entitled to require the Corporation to redeem all or any part of the shares of stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article VI(5)(v), less the amount of any applicable redemption charge, deferred sales charge or other amount imposed by the Board of Directors (to the extent consistent with applicable law), subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. The Board of Directors may impose a redemption charge, deferred sales charge or other amount on the redemption of such shares of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective even though the Board may choose not to impose a similar redemption charge, deferred sales charge or other amount on the redemption of other shares of the same class or other classes of Common Stock that are issued after the effective date of these Articles of Amendment and Restatement. The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any redemption charge, deferred sales charge or other amount payable on such redemption pursuant to the terms of issuance of such shares or otherwise imposed by the Board of Directors. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time, at the Corporation’s option, to redeem, in whole or in part, the shares owned by any holder of stock of the Corporation (i) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the “Minimum Account Balance”) and (a) the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation or (b) the redemption is with respect to fees to be paid by the stockholder to the Corporation for failing to maintain the Minimum Account Balance or (ii) the Board of Directors has otherwise determined that it is in the best interests of the Corporation to redeem the shares. Notwithstanding any other provision of this Article V(8), if certificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until such certificates are presented in proper form for transfer to the Corporation or the agent of the Corporation appointed for such purpose; however, the redemption shall be effective in accordance with the action of the Board of Directors, regardless of whether or not such presentation has been made. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets allocable to the class of the shares for which redemption is being sought, the value of which shall be determined as provided by the Board of Directors in accordance with the provisions of Article VI(5)(v).

(9)    At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. and from time to time reflected in the registration statement of the Corporation (the “Corporation’s Registration Statement”), shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation’s Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation’s Registration Statement.

ARTICLE VI

BOARD OF DIRECTORS

(1)    The current number of Directors of the Corporation is six. This number may be changed pursuant to the By-Laws of the Corporation, but shall at no time be less than the minimum number required under the Maryland General Corporation Law nor more than twelve (12). The names of the ~~persons who shall act as directors of the Corporation until the first annual meeting of shareholders or~~ current directors who shall act until their successors are duly chosen and ~~qualified are as follows:~~ qualify are:

George R. Aylward

~~Martin E. ZweigEdward S. Babbitt, Jr.Joseph A. DiMenna~~

Charles H. Brunie

Wendy Luscombe

Alden C. Olson

James B. Rogers, Jr.

~~Anthony M. Santomero~~

R. Keith Walton

(2)    Beginning with the first annual meeting of shareholders of the Corporation held after the initial public offering of the shares of the Corporation’s capital stock (the “first annual meeting”), the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II, and Class III. The term of one class of directors elected at the first annual meeting shall expire each year. At the first annual meeting, directors of Class I shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of shareholders, directors of Class II shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of shareholders and directors of Class III shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of shareholders. At each subsequent annual meeting of shareholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of shareholders, or thereafter in each case when their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the Board of Directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

(3)    Any vacancy occurring in the Board of Directors may be filled by a majority of the directors in office. A new directorship resulting from an increase in the number of directors shall be filled by a majority of the entire Board of Directors.

(4)    A director of the Corporation may be removed from office only by vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors.

(5)    In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

(i)    To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the shareholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

(ii)    From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the shareholders. No shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the shareholders.

(iii)    Without the assent or vote of the shareholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

(iv)    Without the assent or vote of the shareholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

(v)    To establish the basis or method for determining the value of the assets and the amount of the liabilities of the Corporation and the net asset value of each share of the Corporation’s capital stock.

(vi)    To determine what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

(vii)    In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland,

~~these Articles of Incorporation~~ the Charter and the By-Laws of the Corporation.

(6)    Any determination made in good faith, and in accordance with ~~these Articles of Incorporation~~ the Charter of the Corporation, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the proprietary thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation’s capital stock, or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of ~~these Articles of Incorporation~~ the Charter of the Corporation shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

(1)    To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

(2)    The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

(3)    No provision of ~~these Articles of Incorporation~~ the Charter of the Corporation shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

(4)    References to the Maryland General Corporation Law in this Article VII are to the law as from time to time amended. No amendment to the ~~Articles of Incorporation~~ the Charter of the Corporation shall affect any right of any person under this Article VII based on any event, omission or proceeding prior to such amendment.

ARTICLE VIII

CHANGE OF STRUCTURE

(1)    Notwithstanding any other provision of these Articles of Incorporation, but subject to the exceptions provided in Section (2) of this Article VIII, the conversion of the Corporation from a “closed-end company” to an “open-end company,” as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, as amended, shall require the affirmative vote or consent of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation; provided, however, that if such action previously has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws, in such case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

(2)    ~~In the event that, for any fiscal quarter commencing on or after January 1, 1990—the shares of the Corporation trade on the principal securities exchange on which they are traded, at an average discount from their set asset~~

~~value of 10% or more (determined on the basis of the discount as of the end of the last trading day in each week during such quarter), the Board of Directors shall be required to submit to the Corporation’s shareholders a proposal to convert the Corporation (the “Conversion Proposal”) from a “closed-end company” to an “open-end company,” as those terms are defined in Sections 5(a)(2) and 5(a)(I) of the Investment Company Act of 1940, as amended; provided, however, that the Board of Directors shall not be required to submit to the Corporation’s shareholders a Conversion Proposal with respect to a quarter if the Conversion Proposal was submitted to the Corporation’s shareholders with respect to the immediately preceding quarter. The Conversion Proposal and amendments to these Articles of Incorporation required to effectuate the Conversion Proposal shall be mailed to the shareholders not more than 60 days after the end of such fiscal quarter (or such later time as may be required in order to comply with any applicable provisions of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, requisition or order of the Securities and Exchange Commission under those Acts) and the record date for shareholders entitled to vote at the meeting shall be the record date for any distribution made to the holders of the Corporation’s common stock with respect to the second month of such quarter, or if there is no distribution made with respect to such second month, the record date for any distribution made to the holders of the Corporation’s common stock with respect to such quarter, or such other record date as may be determined by the Corporation’s Board of Directors to comply with any applicable provisions of the Maryland General Corporation Law or the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, requisition or order of the Securities and Exchange Commission under those Acts.~~

~~In the circumstances described in this Section (2) the affirmative vote of a majority of the outstanding shares of capital stock of Corporation entitled to vote thereon shall be required to approve, adopt and authorize the Conversion Proposal and amendments to those Articles of Incorporation required to effectuate the Conversion Proposal.~~

ARTICLE IX

SHAREHOLDER VOTE

(1)    The affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to approve, adopt or authorize any of the following:

(i)    A merger or consolidation or statutory share exchange of the Corporation with or into another corporation;

(ii)    A sale of all or substantially all of the assets of the Corporation (other than in the regular course of the Corporation’s investment activities); or

(iii)    A liquidation or dissolution of the Corporation;

unless such action previously has been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

ARTICLE X

AMENDMENTS

(1)    The Corporation reserves the right from time to time to make any amendment to these ~~its~~ Articles ~~of Incorporation~~, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in ~~its~~ these Articles ~~of Incorporation~~, of any outstanding stock.

(2)    In addition to the voting requirements imposed by law or by any other provision of these Articles ~~of Incorporation~~, the provisions set forth in this Article X, the provisions of Sections (2) and (4) of Article VI, the provisions of Article IX, the provisions of these Articles ~~of Incorporation~~ setting the maximum number of directors at twelve (12), and the provisions of Section (1) of Article VIII may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article X, the provisions of Sections (2) and (4) of Article VI, the provisions of Article IX, the provision setting the maximum number of directors, or the provisions of Section (1) of Article VIII be adopted, unless such section is approved by the affirmative vote of at least seventy-five (75%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLES SUPPLEMENTARY electing to be subject to Title 3, Subtitle 8 of the Maryland General Corporation Law (See Appendix A), which Articles constitute part of these Articles of Amendment and Restatement.”

SECOND: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corporation, and the name and address of the Corporation’s current resident agent are as set forth in Article IV. The number of directors is currently set at six and their names are as set forth in Article VI(1).

THIRD: [The amendment and restatement of the Charter of the Corporation as hereinabove set forth has been duly approved by the stockholders pursuant to Section 2-112 of the Maryland General Corporation Law.] [The amendment and restatement of the Charter of the Corporation as hereinabove set forth has been duly advised by the Directors and approved by the stockholders pursuant to the Maryland General Corporation Law.] [DELETE INAPPLICABLE SENTENCE – THE FORMER WILL BE USED IF DIRECTORS DO NOT SUPPORT AMENDMENT AND THE LATTER IF THEY DO SUPPORT IT.]

FOURTH: These Articles of Amendment and Restatement shall become effective on                     , 2009 at          {a.m./p.m.} Eastern Time.

IN WITNESS WHEREOF, ~~the undersigned, being the Incorporator of the Corporation, has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the Maryland General Corporation Law and does hereby acknowledge that such adoption and signature are his act.~~ The Zweig Total Return Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman, Chief Executive Officer and President, George R. Aylward, and witnessed by its Secretary, Kevin J. Carr, as of                     , 2009. The Chairman, Chief Executive Officer and President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of this amendment and restatement of the Corporation’s Charter are true in all material respects and that this statement is made under penalties of perjury.

~~Dated the 21st day of July, 1988~~
By:

~~Stuart B. Panish~~ George R. Aylward

~~Incorporator~~ Chairman of the Board, Chief Executive Officer and President

Witness:

Secretary

Appendix A

THE ZWEIG TOTAL RETURN FUND, INC.

ARTICLES SUPPLEMENTARY

The Zweig Total Return Fund, Inc., a Maryland corporation having its principal office, in Maryland, in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: Pursuant to Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), by resolution of its Board of Directors adopted on August 10, 2004, the Corporation elected to become subject to Section 3-804(c) of the MGCL with respect to vacancies on the Board of Directors, subject to the provisions of the Investment Company Act of 1940, as amended. Section 3-804(c) of the MGCL provides that all vacancies on the Board of Directors, whether resulting from the death, resignation, or removal of a director or from an increase in the size of Board of Directors, may be filled only by vote of the remaining members of the Board of Directors, even if they do not constitute a quorum, and further that a director elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. In the event of any inconsistency with the Charter or Bylaws of the Corporation, the aforesaid provisions of the MGCL will govern, subject to the provisions of the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of this 10th day of August, 2004, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein with respect to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:	THE ZWEIG TOTAL RETURN FUND, INC.

/S/ MEGAN HUDDLESTON	By:	/S/ DANIEL T. GERACI
Megan Huddleston, Secretary		Daniel T. Geraci, President

002CS18102

ZW-PS-09

The Zweig Total Return Fund, Inc.

C123456789

000004

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

## Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and AGAINST Proposal 2.**

| | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|
| 01 - Charles H. Brunie | ☐ | ☐ | 02 - James B. Rogers, Jr. | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. With respect to the proposal (Proposal 2) pursuant to the Fund's Articles of Incorporation to convert the Fund to an open-end investment company and to adopt an amendment and restatement of the Articles of Incorporation to effectuate the proposal. | ☐ | ☐ | ☐ |

**B Non-Voting Items**

**Change of Address** — Please print new address below.

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name or names appears on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT

1 U P X 0 2 0 9 7 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 010B9D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — The Zweig Total Return Fund, Inc.

**Annual Meeting of Shareholders**
**May 5, 2009**
**Proxy Solicited on Behalf of Board of Directors**

The undersigned shareholder of The Zweig Total Return Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints GEORGE R. AYLWARD, CARLTON NEEL and DAVID DICKERSON, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Shareholders of the Fund to be held at 10:00 A.M. at the offices of Katten Muchin Rosenman LLP, located at 575 Madison Avenue (between 56th and 57th Streets), 11th Floor, New York, New York 10022, at any and all adjournments or postponements thereof, and to vote at the Annual Meeting all shares of the Fund which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present in accordance with the instructions on the reverse side of this proxy.

**WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS (PROPOSAL 1), AGAINST THE ADOPTION OF THE PROPOSAL TO CONVERT THE FUND TO AN OPEN-END INVESTMENT COMPANY (PROPOSAL 2), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.**

**(Continued, and to be signed and dated on the reverse side.)**